UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2018

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Cable One, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-36863	13-3060083
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

210 E. Earll Drive, Phoenix, Arizona	85012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 364-6000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Senior Vice President and Chief Financial Officer

The Board of Directors (the “Board”) of Cable One, Inc. (the “Company”) has appointed Steven S. Cochran as Senior Vice President of the Company, effective August 6, 2018, and as Chief Financial Officer of the Company, effective August 13, 2018. Mr. Cochran will succeed Kevin P. Coyle, the Company’s current Senior Vice President and Chief Financial Officer, as Chief Financial Officer.

Mr. Cochran, 47, most recently served as Chief Executive Officer and a member of the board of directors of WideOpenWest, Inc. (“WOW”) from April 2014 until December 2017. Prior to this position, Mr. Cochran served as WOW’s Chief Financial Officer from 2002 until 2012, its Chief Operating Officer from 2008 to 2014, and its President from 2010 to 2014. From 1998 to 2002, Mr. Cochran served in various finance and accounting roles at Millennium Digital Media, including Senior Vice President and Chief Financial Officer from 2001 to 2002. Previously, Mr. Cochran was an accountant at Arthur Andersen LLP from 1994 to 1998.

In connection with his hiring and appointment as Senior Vice President and Chief Financial Officer, on July 2, 2018, the Company and Mr. Cochran agreed to an offer letter that was approved by the Compensation Committee of the Board. Pursuant to the offer letter, Mr. Cochran will receive an annual base salary of $325,000 and a target annual cash incentive award with respect to fiscal year 2018 of 70% of his annual base salary, or $227,500, subject to pro-ration based on the effective date of his appointment. Mr. Cochran will also receive a one-time relocation and temporary housing allowance of $140,000, which is generally subject to a pro-rated repayment schedule in the event that he fails to remain employed with the Company for two years. In addition, on October 1, 2018, Mr. Cochran will receive a time-based restricted stock award (“RSA”) representing a grant date fair value of approximately $786,000 and a grant of 2,000 stock appreciation rights (“SARs”) that will have an exercise price equal to the closing price on the date of grant. The RSAs will vest on January 3, 2021 and the SARs will vest in equal annual installments over four years and have a ten-year term (each generally subject to Mr. Cochran’s continued employment with the Company through the applicable vesting dates). Mr. Cochran will also be entitled to employee benefits generally available to all full-time employees of the Company, including health and welfare benefits, and perquisites consistent with those disclosed in the Company’s 2018 Proxy Statement, as filed with the Securities and Exchange Commission on April 3, 2018.

There is no other arrangement or understanding between Mr. Cochran or any other person pursuant to which he was selected as Senior Vice President and Chief Financial Officer. There are no family relationships among Mr. Cochran and any of the Company’s directors or executive officers. Mr. Cochran has not had an interest in any transaction since the beginning of the Company’s last fiscal year, or any currently proposed transaction, that requires disclosure pursuant to Item 404(a) of Regulation S-K.

The foregoing description of offer letter does not purport to be complete and is qualified in its entirety by reference to the full text of the offer letter, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending September 30, 2018.

Separation Agreement with Kevin P. Coyle

On April 2, 2018, the Company announced that Mr. Coyle intended to retire in early 2019. In connection with his separation from service with the Company, and in consideration of his assistance on transition matters and his agreement to certain restrictive covenants (including execution of standard irrevocable releases and his acknowledgement of and continued compliance with covenants regarding noncompetition, non-solicitation, no-hire and confidentiality), the Compensation Committee of the Board has approved a separation agreement, which provides for payment in two roughly equal installments in the first quarter of 2019 and 2020 of (a) one year’s base salary, or $325,000, plus an amount of $1,265,800 and (b) an amount equal to the estimated cost of Mr. Coyle’s health insurance premiums for a one-year period. In accordance with the terms of the award agreement for his outstanding SARs, Mr. Coyle will vest as of January 4, 2019 (the “Separation Date”) in a pro-rated portion of his unvested SARs granted in 2015 based on the percentage of the vesting period that has elapsed as of the Separation Date. The remaining unvested portion of the SARs award and the unvested portion of all of Mr. Coyle’s restricted stock awards will be forfeited for no consideration immediately upon the Separation Date. In addition, in accordance with the terms of the Company’s 2018 Annual Executive Bonus Plan, Mr. Coyle will be eligible to receive a performance-based 2018 annual cash bonus at the same time as other executives of the Company provided that he remains an employee of the Company through December 31, 2018, subject to the Compensation Committee’s certification of achievement of the performance metrics under such plan.

The foregoing description of separation agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the separation agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending September 30, 2018.

Item 7.01	Regulation FD Disclosure.

On July 5, 2018, the Company issued a press release announcing Mr. Cochran’s appointment as Senior Vice President and Chief Financial Officer of the Company. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01 as well as in Exhibit 99.1 is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description

99.1	Press release issued by Cable One, Inc. on July 5, 2018.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cable One, Inc.

By:	/s/ Peter N. Witty
	Name:	Peter N. Witty
	Title:	Senior Vice President, General
Counsel and Secretary

Date: July 5, 2018